UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 22, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

          On July 22, 2005, the Compensation Committee of the Board of Directors of Align Technology, Inc. (“Align”) approved the standard compensation arrangement for the lead independent director as follows:

Monthly retainer for lead independent director	$4,500
Each face to face meeting of the Board of Directors	$3,000
Each telephonic meeting of the Board of Directors	$1,500

The cash compensation for Align’s other directors described in Align’s Proxy Statement filed with the Securities and Exchange Commission on April 18, 2005 remains unchanged.

ITEM 2.05     Costs Associated with Exit or Disposal Activities

          On July 27, 2005, as part of ongoing efforts to optimize operations, improve efficiency and reduce operating costs, Align announced the consolidation of key aspects of its manufacturing process in Juarez, Mexico (the “Consolidation”), which will take place in several phases during the remaining quarters of 2005 and the first quarter of 2006.  A copy of the press release announcing the Consolidation is attached as Exhibit 99.1 to this Current Report.

          The Consolidation consists of a phased relocation of Align’s stereolithography (SLA) mold fabrication operations from Santa Clara to an existing facility managed by TECMA Group LLC (“TECMA”) in Juarez. Since 2003, Align has outsourced key portions of its manufacturing process to TECMA.  On July 26, 2005, as part of the Consolidation, Align notified approximately 21 employees in Santa Clara, California that their positions would be eliminated under a plan of termination. Align expects the Consolidation to result in annualized savings of approximately $1.3 million beginning in mid- 2006.

          Align expects to incur approximately $0.8 million in expenses related to retention, severance and other costs associated with the termination of employees and approximately $2.6 million in capital expenditures associated with the purchase of SLA manufacturing and related equipment, for an aggregate cost of $3.4 million.   Align expects to incur most of these costs in the third and fourth quarters of 2005 and the first quarter of 2006. The costs are attributable to the following items, which Align expects to incur in the applicable quarter set forth below.

Nature and Amount of Cash Charge	Expected Timing

Approximately $2.2 million for the purchase of stereolithography manufacturing equipment	Third and fourth quarters of 2005
Approximately $0.4 million for capital equipment costs associated with the relocation.	Fourth quarter of 2005
Approximately $0.3 million for retention, severance and other costs relating to the termination of employees.	Third and fourth quarters of 2005 and the first quarter of 2006
Approximately $0.5 million for relocation costs and other miscellaneous costs associated with the move.	Third and fourth quarters of 2005 and first quarter of 2006

Forward-Looking Statements

          This report contains forward-looking statements, including statements regarding Align’s belief regarding the timing of the relocation of the SLA mold fabrication operations, Align’s statements regarding expected amount and timing of cost savings and the amount and timing of costs to be incurred in connection with the relocation.  Forward-looking statements contained in this report relating to expectations about future events or results are based upon information available to Align as of the date hereof.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that might cause such a difference include, but are not limited to, lower than anticipated reductions in headcount or expenses in connection with the relocation, a delay in the implementation of the relocation and greater than anticipated costs resulting from the relocation; risks relating to reliance on TECMA for key inputs to Align’s manufacturing process, as well as Align’s reliance on manufacturers of SLA machines.  These and other risks are detailed from time to time in Align’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 3, 2005, and its Quarterly Reports on Form 10-Q, which was filed with the Securities and Exchange Commission on May 5, 2005.  Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ITEM  9.01.     Financial Statements and Exhibits

          (c)     Exhibits.

Exhibit No.	Description

99.1	Press release dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ ELDON M. BULLINGTON

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 27, 2005